                                CREDIT AGREEMENT



                           DATED AS OF OCTOBER 31, 1996


                                     BETWEEN

                            MIDLAND RESOURCES, INC.,
                                   AS BORROWER

                                       AND

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                    AS LENDER







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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

ARTICLE I

     DEFINITIONS AND ACCOUNTING MATTERS

     Section 1.01  TERMS DEFINED ABOVE . . . . . . . . . . . . . . . . . .   1
     Section 1.02  CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . .   1
     Section 1.03  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . .  15

ARTICLE II

     COMMITMENTS

     Section 2.01  LOAN AND LETTERS OF CREDIT. . . . . . . . . . . . . . .  15
     Section 2.02  BORROWINGS, CONTINUATIONS, CONVERSIONS
                   AND LETTERS OF CREDIT . . . . . . . . . . . . . . . . .  16
     Section 2.03  CHANGES OF COMMITMENT . . . . . . . . . . . . . . . . .  17
     Section 2.04  FEES. . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.05  LENDING OFFICES . . . . . . . . . . . . . . . . . . . .  18
     Section 2.06  NOTE. . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.07  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .  19
     Section 2.08  BORROWING BASE. . . . . . . . . . . . . . . . . . . . .  20
     Section 2.09  ASSUMPTION OF RISKS . . . . . . . . . . . . . . . . . .  21
     Section 2.10  OBLIGATION TO REIMBURSE AND TO PREPAY . . . . . . . . .  21

ARTICLE III

     PAYMENTS OF PRINCIPAL AND INTEREST

     Section 3.01  REPAYMENT OF LOANS. . . . . . . . . . . . . . . . . . .  23
     Section 3.02  INTEREST. . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IV

     PAYMENTS; COMPUTATIONS; ETC.

     Section 4.01  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.02  COMPUTATIONS. . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.03  SET-OFF.. . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.04  TAXES . . . . . . . . . . . . . . . . . . . . . . . . .  25


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

     Section 4.05  DISPOSITION OF PROCEEDS . . . . . . . . . . . . . . . .  27

ARTICLE V

     CAPITAL ADEQUACY

     Section 5.01  ADDITIONAL COSTS. . . . . . . . . . . . . . . . . . . .  28
     Section 5.02  LIMITATION ON LIBOR LOANS . . . . . . . . . . . . . . .  29
     Section 5.03  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . .  30
     Section 5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02
                   AND 5.03  . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 5.05  COMPENSATION. . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI

     CONDITIONS PRECEDENT

     Section 6.01  INITIAL FUNDING . . . . . . . . . . . . . . . . . . . .  31
     Section 6.02  INITIAL AND SUBSEQUENT LOANS. . . . . . . . . . . . . .  32
     Section 6.03  CONDITIONS RELATING TO LETTERS OF CREDIT. . . . . . . .  33

ARTICLE VII

     REPRESENTATIONS AND WARRANTIES

     Section 7.01  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . .  33
     Section 7.02  FINANCIAL CONDITION . . . . . . . . . . . . . . . . . .  33
     Section 7.03  LITIGATION. . . . . . . . . . . . . . . . . . . . . . .  34
     Section 7.04  NO BREACH . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 7.05  AUTHORITY . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 7.06  APPROVALS . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 7.07  USE OF LOANS. . . . . . . . . . . . . . . . . . . . . .  35
     Section 7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 7.09  TAXES . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Section 7.10  TITLES, ETC.. . . . . . . . . . . . . . . . . . . . . .  36
     Section 7.11  NO MATERIAL MISSTATEMENTS . . . . . . . . . . . . . . .  37
     Section 7.12  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . .  37
     Section 7.13  PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . .  37
     Section 7.14  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.15  LOCATION OF BUSINESS AND OFFICES. . . . . . . . . . . .  37
     Section 7.16  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.17  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . .  38
     Section 7.18  COMPLIANCE WITH THE LAW . . . . . . . . . . . . . . . .  39


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     Section 7.19  INSURANCE . . . . . . . . . . . . . . . . . . . . . . .  39
     Section 7.20  GAS IMBALANCES. . . . . . . . . . . . . . . . . . . . .  40
     Section 7.21  HEDGING AGREEMENTS. . . . . . . . . . . . . . . . . . .  40

ARTICLE VIII

     AFFIRMATIVE COVENANTS

     Section 8.01  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . .  40
     Section 8.02  LITIGATION. . . . . . . . . . . . . . . . . . . . . . .  42
     Section 8.03  MAINTENANCE, ETC. . . . . . . . . . . . . . . . . . . .  42
     Section 8.04  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . .  43
     Section 8.05  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . .  44
     Section 8.06  PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . .  44
     Section 8.07  ENGINEERING REPORTS . . . . . . . . . . . . . . . . . .  44
     Section 8.08  TITLE INFORMATION . . . . . . . . . . . . . . . . . . .  45
     Section 8.09  ADDITIONAL COLLATERAL . . . . . . . . . . . . . . . . .  46
     Section 8.10  ERISA INFORMATION AND COMPLIANCE. . . . . . . . . . . .  46
     Section 8.11  MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . .  47
     Section 8.12  NOTICE TO PURCHASERS OF HYDROCARBONS. . . . . . . . . .  47
     Section 8.13  SUMMIT ACQUISITION. . . . . . . . . . . . . . . . . . .  47

ARTICLE IX

     NEGATIVE COVENANTS

     Section 9.01  DEBT. . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 9.02  LIENS . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 9.03  INVESTMENTS, LOANS AND ADVANCES . . . . . . . . . . . .  48
     Section 9.04  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. . . . . . . .  49
     Section 9.05  SALES AND LEASEBACKS. . . . . . . . . . . . . . . . . .  49
     Section 9.06  NATURE OF BUSINESS. . . . . . . . . . . . . . . . . . .  49
     Section 9.07  LIMITATION ON LEASES. . . . . . . . . . . . . . . . . .  49
     Section 9.08  MERGERS, ETC. . . . . . . . . . . . . . . . . . . . . .  50
     Section 9.09  PROCEEDS OF NOTE. . . . . . . . . . . . . . . . . . . .  50
     Section 9.10  ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . .  50
     Section 9.11  SALE OR DISCOUNT OF RECEIVABLES . . . . . . . . . . . .  51
     Section 9.12  CURRENT RATIO.. . . . . . . . . . . . . . . . . . . . .  51
     Section 9.13  TANGIBLE NET WORTH. . . . . . . . . . . . . . . . . . .  52
     Section 9.14  CASH FLOW COVERAGE. . . . . . . . . . . . . . . . . . .  52
     Section 9.15  SALE OF OIL AND GAS PROPERTIES. . . . . . . . . . . . .  52
     Section 9.16  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . .  52


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     Section 9.17  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . .  52
     Section 9.18  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . .  52
     Section 9.19  NEGATIVE PLEDGE AGREEMENTS. . . . . . . . . . . . . . .  52
     Section 9.20  GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS. . . .  53
     Section 9.21  ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE X

     EVENTS OF DEFAULT; REMEDIES

     Section 10.01  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . .  53
     Section 10.02  REMEDIES . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XI

     MISCELLANEOUS

     Section 11.01  WAIVER . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 11.02  NOTICES. . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 11.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC. . . . . . . . .  56
     Section 11.04  AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . .  58
     Section 11.05  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . .  59
     Section 11.06  ASSIGNMENTS AND PARTICIPATIONS . . . . . . . . . . . .  59
     Section 11.07  INVALIDITY . . . . . . . . . . . . . . . . . . . . . .  60
     Section 11.08  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . .  60
     Section 11.09  REFERENCES . . . . . . . . . . . . . . . . . . . . . .  60
     Section 11.10  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 11.11  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . .  61
     Section 11.12  NO ORAL AGREEMENTS.  . . . . . . . . . . . . . . . . .  61
     Section 11.13  GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . .  61
     Section 11.14  INTEREST . . . . . . . . . . . . . . . . . . . . . . .  62
     Section 11.15  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . .  63
     Section 11.16  EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . .  63
     Section 11.17  EXCULPATION PROVISIONS . . . . . . . . . . . . . . . .  63

Exhibit A - Form of Note
Exhibit B - Form of Borrowing, Continuation and Conversion Request
Exhibit C - Form of Compliance Certificate
Exhibit D - Form of Legal Opinion of Michener, Larimore, Swindle, Whitaker,
                 Flowers, Sawyer, Reynolds & Chalk, L.L.P.
Exhibit E - List of Security Instruments
Exhibit F - Form of Letter in Lieu


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Schedule I     - Borrowing Base
Schedule 7.02  - Liabilities
Schedule 7.03  - Litigation
Schedule 7.09  - Taxes
Schedule 7.10  - Titles, etc.
Schedule 7.14  - List of Subsidiaries and Partnerships
Schedule 7.17  - Environmental Matters
Schedule 7.19  - Insurance
Schedule 7.20  - Gas Imbalances
Schedule 7.21  - Hedging Agreements
Schedule 9.01  - Debt
Schedule 9.02  - Liens
Schedule 9.03  - Investments, Loans and Advances

          THIS CREDIT AGREEMENT dated as of October 31, 1996 is between:
MIDLAND RESOURCES, INC., a corporation formed under the laws of the State of Texas (the "BORROWER") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "LENDER").

                                 R E C I T A L S

     A. The Borrower has requested that the Lender amend, extend and rearrange all of the Existing Indebtedness (as defined in Section 1.01) and provide certain loans and make extensions of credit to the Borrower.

     B. The Lender has agreed to amend, extend and rearrange the Existing Indebtedness and to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree to amend and restate the Existing Loan Agreement (as defined in Section 1.01) as follows:



                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

          Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "BORROWER" and "LENDER" shall have the meanings indicated above.

          Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

          "ADDITIONAL COSTS" shall have the meaning assigned such term in
     Section 5.01(a).

          "AFFECTED LOANS" shall have the meaning assigned such term in
     Section 5.04.

          "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") such corporation or other Person.

          "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

          "APPLICABLE LENDING OFFICE" shall mean for each Type of Loan, the lending office of the Lender (or an Affiliate of the Lender) designated for such Type of Loan on the signature pages hereof or such other offices of the Lender (or of an Affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean (i) one fourth of one percent (1\4 of 1%) per annum with respect to Base Rate Loans; and (ii) two and three-fourths of one percent (2 and 3/4 of 1%) per annum with respect to LIBOR Loans.

          "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

          "BORROWING BASE" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

          "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Charlotte, North Carolina and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CLOSING DATE" shall mean October 31, 1996.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

          "COMMITMENT" shall mean the Lender's obligation to make the Loans pursuant to Section 2.01(a) and to issue Letters of Credit as provided in Section 2.01(b) in an aggregate amount not to exceed the lesser of
     (i) $20,000,000 or (ii) the then effective Borrowing Base.

          "CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP, (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

          "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP; PROVIDED, HOWEVER, such term shall not include Summit until the Summit Acquisition has occurred.

          "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);

     (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt (as described in the other clauses of this definition) or Property of others; (ix) any capital stock of such Person which such Person has a mandatory obligation to redeem such stock; (x) any Debt (as described in the other clauses of this definition) of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xi) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments;
     (xii) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person;
     (xiii) all obligations of such Person under Hedging Agreements; and
     (xiv) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

          "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "EFFECTIVE DATE" shall have the meaning assigned such term in
     Section 11.16.

          "ENGINEERING REPORTS" shall have the meaning assigned such term in Section 2.08.

          "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution

     Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

          "ERISA EVENT" shall mean (i) a "Reportable Event" described in
     Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "EVENT OF DEFAULT" shall have the meaning assigned such term in
     Section 10.01.

          "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, production, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens permitted by the Security Instruments; and (viii) Liens created by operating leases which are permitted by Section 9.07.

          "EXISTING INDEBTEDNESS" shall mean the outstanding indebtedness under the Existing Loan Agreement.

          "EXISTING LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of October 14, 1993 between the Borrower and the Lender, as amended by that certain First Amendment to Loan Agreement dated as of December 20, 1993, that certain Second Amendment to Loan Agreement dated as of August 11, 1994, that certain Third Amendment to Loan Agreement dated as of December 29, 1994, that certain Fourth Amendment to Loan Agreement dated as of July 5, 1995 and that certain Fifth Amendment to Loan Agreement dated as of September 23, 1996.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions.

          "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

          "FIRST UNION CORPORATION" shall mean First Union Corporation of North Carolina, a North Carolina corporation.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Lender or any Applicable Lending Office.

          "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "GUARANTORS" shall mean Midland Resources Operating, Inc. (formerly known as Miresco, Inc.), a Texas corporation, MRI Acquisition Corp., a Texas corporation and any other Person, now or hereafter a Subsidiary of the Borrower.

          "GUARANTY AGREEMENTS" shall mean the agreements executed by the Guarantors in form and substance satisfactory to the Lender guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

          "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

          "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "HYDROCARBON INTERESTS" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

          "HYDROCARBONS" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

          "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower or any Subsidiary to the Lender in connection with the Loan Documents and the Letter of Credit Agreements, and any Hedging Agreement now or hereafter arising between the Borrower or any Subsidiary and Lender and permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the above.

          "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
     Section 11.03(b).

          "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

          "INITIAL FUNDING" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit pursuant to Section 6.01 hereof.

          "INITIAL RESERVE REPORT" shall mean the report prepared by the Borrower, dated September 6, 1996 with respect to the Oil and Gas Properties of the

     Borrower as of September 1, 1996, a copy of which has been delivered to the Lender.

          "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Lender), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section 3.01 hereof to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

          "LC COMMITMENT" at any time shall mean $1,000,000.

          "LC EXPOSURE" at any time shall mean the difference between (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

          "LETTER OF CREDIT AGREEMENTS" shall mean the written agreements with the Lender, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Lender of the Letters of Credit, such agreements to be on the Lender's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Lender.

          "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

          "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

          "LIBOR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

          "LIBOR RATE" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

          "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

          "LOAN DOCUMENTS" shall mean this Agreement, the Note and the Security Instruments.

          "LOANS" shall mean Base Rate Loans or LIBOR Loans.

          "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole as reflected in the Financial

     Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

          "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

          "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

          "NOTE" shall mean the Note provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

          "OIL AND GAS PROPERTIES" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "OTHER TAXES" shall have the meaning assigned such term in Section 4.04(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

          "PLAN" shall mean any employee pension benefit plan, as defined in
     Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Note which is not paid when due, a rate per annum during the period commencing on the date of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of the Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

          "PRIME RATE" shall mean the rate of interest from time to time announced publicly by the Lender at the Principal Office as its prime commercial lending rate. Such rate is set by the Lender as a general reference rate of interest, taking into account such factors as the Lender may deem appropriate, it being understood that many of the Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

          "PRINCIPAL OFFICE" shall mean the principal office of the Lender, presently located at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608 or such other location as designated by the Lender from time to time.

          "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "QUARTERLY DATES" shall mean the last day of each March, June, September, and December, in each year, the first of which shall be December 31, 1996; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

          "REDETERMINATION DATE" shall have the meaning assigned such term in
     Section 2.08(a).

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "REGULATORY CHANGE" shall mean any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including the Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

          "RESERVE REPORT" shall mean a report, in form and substance satisfactory to the Lender, setting forth, as of each June 30 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to the Borrower's and Guarantors' Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Lender may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower as of December 31 of each year pursuant to Section 8.07(a).

          "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

          "SCHEDULED REDETERMINATION DATE" shall have the meaning assigned such term in Section 2.08(d).

          "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

          "SECURITY INSTRUMENTS" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between the Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Note or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

          "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (E.G. a sole general partner controls a limited partnership).

          "SUBSIDIARY" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower; PROVIDED, HOWEVER, such term shall not include Summit until the Summit Acquisition has occurred.

          "SUMMIT" means Summit Petroleum Corporation, a Colorado corporation.

          "SUMMIT ACQUISITION" shall mean the acquisition described in
     Section 8.13.

          "TANGIBLE NET WORTH" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

          (i) the amount of preferred stock and common stock at par plus the amount of the additional paid in capital of the Borrower, PLUS

          (ii) the retained earnings (or, in the case of a retained earnings deficit, MINUS the amount of such deficit), MINUS

          (iii) the sum of the following: cost of treasury shares and the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) excluding intangibles arising directly from oil and gas drilling, but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 1995.

          "TAXES" shall have the meaning assigned such term in
     Section 4.04(a).

          "TERMINATION DATE" shall mean, unless the Commitment is sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, October 31, 2000.

          "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

          Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   COMMITMENTS

          Section 2.01  LOAN AND LETTERS OF CREDIT.

          (a) LOANS. The Lender agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including the Closing Date to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment as then in effect; PROVIDED, HOWEVER, that the aggregate principal amount of all such Loans by the Lender hereunder at any one time outstanding together with the LC Exposure shall not exceed the Commitment. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this
     Section 2.01(a).

          (b) LETTERS OF CREDIT. During the period from and including the Closing Date but excluding the Termination Date, the Lender agrees to extend credit for the account of the Borrower or any Subsidiary at any time and from time to time by issuing renewing extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Commitment, as then in effect, minus the aggregate principal amount of all Loans then outstanding.

          (c) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that no more than three (3) LIBOR Loans may be outstanding at any time.

          Section 2.02 BORROWINGS, CONTINUATIONS, CONVERSIONS AND LETTERS OF CREDIT.

          (a) BORROWINGS. The Borrower shall give the Lender advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of LIBOR Loans) the duration of the Interest Period therefor.

          (b) MINIMUM AMOUNTS. If the initial borrowing consists in whole or in part of LIBOR Loans, such LIBOR Loans shall be in amounts of at least $1,000,000 or any whole multiple of $10,000 in excess thereof.

          (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Lender in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Lender not later than 11:00 a.m. Charlotte, North Carolina time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Lender.

          (d)  CONTINUATION OPTIONS.  Subject to the provisions made in this
     Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Lender of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable

     Interest Period) in amounts of at least $1,000,000 or any whole multiple of $10,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

          (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Lender of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Lender of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $10,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If no Default shall have occurred and be continuing, each Base Rate Loan may be converted into a LIBOR Loan.

          (f) ADVANCES. Not later than 11:00 a.m. Charlotte, North Carolina time on the date specified for each borrowing hereunder, the Lender shall make available the amount of the Loans to be made on such date in immediately available funds, for the account of the Borrower. The amount shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by transferring the same, in immediately available funds, to an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

          (g) LETTERS OF CREDIT. The Borrower shall give the Lender advance notice to be received by the Lender not later than 11:00 a.m. Charlotte, North Carolina time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof and such other information as the Lender may reasonably request all of which shall be reasonably satisfactory to the Lender. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Lender shall issue such Letter of Credit to the beneficiary thereof.

          In conjunction with the issuance of each Letter of Credit, the Borrower and the Subsidiary, if the account party, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower and the Lender hereby agree that the provisions of this Agreement shall govern.

          The Lender will send to the Borrower, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

          Section 2.03  CHANGES OF COMMITMENT.

          (a)  The Commitment shall at all times be equal to the lesser of
     (i) $20,000,000 or (ii) the Borrowing Base as determined from time to time.

          (b) The Borrower shall have the right to terminate or to reduce the amount of the Commitment at any time or from time to time upon not less than three (3) Business Days' prior notice to the Lender of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lender.

          (c)  The Commitment once terminated or reduced may not be reinstated.

          Section 2.04  FEES.

          (a) The Borrower shall pay to the Lender a commitment fee on the daily average unused amount of the Commitment for the period from and including the Closing Date up to but excluding the earlier of the date the Commitment is terminated or the Termination Date, at a rate per annum equal to one-half of one percent (1/2 of 1%). Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Commitment is terminated or the Termination Date.

          (b) The Borrower agrees to pay the Lender commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Lender existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of one and one-half of one percent (1-1/2%) per annum, provided that each Letter of Credit shall bear a minimum commission of $350. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Lender has received the cancelled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Lender or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit or quarterly in arrears on each Quarterly Date as agreed to with the Lender upon issuance of each Letter of Credit.

          (c) Upon each amendment or transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $75 to the Lender.

          (d) The Borrowers agree to pay facility fees to the Lender which shall be payable on the date of any increase of the Borrowing Base above the then current Borrowing Base and shall be equal to 1% of each incremental increase of the Borrowing Base. All such facility fees are non-refundable.

          Section 2.05 LENDING OFFICES. The Loans of each Type shall be made and maintained at the Lender's Applicable Lending Office for Loans of such Type.

          Section 2.06 NOTE. The Loans shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Lender in a principal amount equal to the Commitment and otherwise duly completed. The date, amount, Type, interest rate and Interest Period of each Loan and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Note, and, prior to any transfer, may be endorsed by the Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or attach a schedule shall not affect the Lender's or the Borrower's rights or obligations in respect of the Loans or affect the validity of such transfer by the Lender of the Note.

          Section 2.07  PREPAYMENTS.

          (a) The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $50,000 or the remaining principal balance outstanding on the Note) and shall be irrevocable and effective only upon receipt by the Lender, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may not prepay any LIBOR Loans prior to the end of an Interest Period (provided that this sentence shall not affect the Borrower's obligation to prepay Loans pursuant to Sections 2.07(b) or (c) or Section 10.01 hereof).

          (b) If, after giving effect to any termination or reduction of the Commitment pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Commitment, the Borrower shall (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Loans, pay to the Lender an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

          (c) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then the Borrower shall within thirty (30) days of receipt of written notice thereof: (i) prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if a Borrowing Base deficiency remains after prepaying all of the Loans because of LC Exposure, the Borrower shall pay to the Lender an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.10(b) hereof.

          (d) Upon any reduction pursuant to Schedule I, if the Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then the Borrower shall on the date of such reduction prepay the Loans by the amount of such excess, together with interest thereon accrued to the date of such prepayment.

          (e) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayment made may be reborrowed subject to the then effective Commitment.

          Section 2.08  BORROWING BASE.

          (a) During the period from and after the Closing Date until the Borrowing Base is redetermined pursuant to this Section 2.08 or adjusted pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $9,500,000, such Borrowing Base to reduce monthly as provided in Schedule I; PROVIDED, HOWEVER, until the Summit Acquisition occurs, $310,542 of the Borrowing Base shall be unavailable except for use in consummating the Summit Acquisition. The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Lender and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect subject to the reductions as set forth in the then effective Schedule I until the next successive Redetermination Date. "REDETERMINATION DATE" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as the Commitment is in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base and Schedule I.

          (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Lender (the "ENGINEERING REPORTS"), the Lender will promptly redetermine the Borrowing Base and Schedule I. Such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as
     such exist at that particular time.   The Lender may, in its sole
     discretion, make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time.

          (c) The Lender may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.

          (d) So long as the Commitment is in effect and until payment in full of all Loans hereunder, on or around the fifteenth Business Day of each March and September, commencing March 15, 1997 (each being a "SCHEDULED REDETERMINATION DATE"), the Lender shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). In addition, the Lender may initiate a redetermination of the Borrowing Base at any other time as it so elects; provided, however, that the Lender may initiate only one such unscheduled redetermination between any two Scheduled Redetermination Dates by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur. In addition, the Borrower may request additional Borrowing Base reviews between any two Scheduled Redetermination Dates.

          (e) The Lender shall promptly notify in writing the Borrower of the new Borrowing Base and each new Schedule I. Any new Borrowing Base and substitute Schedule I shall be effective without the necessity of the Borrower's consent or signature. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

          Section 2.09 ASSUMPTION OF RISKS. The Borrower assume all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Lender (except in the case of willful misconduct or gross negligence on the part of the Lender or any of its employees) nor its correspondents shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Lender's control or the control of its correspondents. In addition, the Lender shall not be responsible for any error, neglect, or default of any of its correspondents; and none of the above shall affect, impair or prevent the vesting of the Lender's or its rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Lender and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Lender or by any correspondent for the Lender in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Lender or its correspondents under any resulting liability to the Borrower.

          Section 2.10  OBLIGATION TO REIMBURSE AND TO PREPAY.

          (a) If a disbursement by the Lender is made under any Letter of Credit, the Borrower shall pay to the Lender within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Lender under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 of this Agreement or under other provisions of the Letter of Credit) together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement and each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Lender under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Lender, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Lender of any payment made by the Lender in connection with such gross negligence or willful misconduct or (ii) in cases where the Lender makes payment to the named beneficiary of a Letter of Credit.

          (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b) and (c) hereof or the maturity of the Note, whether by acceleration or otherwise, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Lender as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Lender or any other Person for any reason whatsoever. Such payments shall be held by the Lender as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Lender grants to the Lender a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Lender agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under any of the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

          (c) Notwithstanding anything to the contrary contained herein, if no Default has occurred and is continuing and subject to availability under the Commitment (after reduction for LC Exposure), to the extent the Borrower has not reimbursed the Lender for any drawn upon Letter of Credit within two (2) Business Days after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lender as a Base Rate Loan hereunder and used by the Lender to pay such Letter of Credit reimbursement obligation. If a Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Base Rate Loan would cause the aggregate amount of all Loans outstanding to exceed the Commitment (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Base Rate Loan, but instead shall accrue interest as provided in Section 2.10(a).



                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

          Section 3.01 REPAYMENT OF LOANS. On the Termination Date the Borrower shall repay the outstanding principal amount of the Note.

          Section 3.02 INTEREST. The Borrower will pay to the Lender interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

          (ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under the Note, for the period commencing on the date of Event of Default until the same is paid in full or all Events of Default are cured or waived.

Accrued interest on the Base Rate Loans shall be payable monthly commencing on November 30, 1996, and accrued interest on each LIBOR Loan shall be payable on the last day of each month during the Interest Period and on the last day of the Interest Period therefor, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall notify the Borrower thereof. Each determination by the Lender of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                          PAYMENTS; COMPUTATIONS; ETC.

          Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Note and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Lender at such account as the Lender shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Charlotte, North Carolina time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Lender under this Agreement or the Note shall be paid promptly to the Lender, in immediately available funds. Except as provided in the definition of "Interest Period", if the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment of any principal of or interest on any borrowing to the Lender, the Borrower shall notify the Lender of the Loans to which such payment shall apply. In the absence of such notice the Lender may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

          Section 4.02 COMPUTATIONS. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          Section 4.03  SET-OFF.   The Borrower agrees that, in addition to
(and without limitation of) any right of set-off, bankers' lien or counterclaim the Lender may otherwise have, the Lender shall have the right and be entitled, at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that Lender's failure to give such notice shall not affect the validity thereof.

          Section 4.04  TAXES.

          (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Lender, is a citizen or resident or in which the Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which the Lender is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
     (iii) the Borrower shall pay the full
     amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Security Instrument (hereinafter referred to as "OTHER TAXES").

          (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY THE LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.04) PAID BY THE LENDER, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND THE LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY
     (30) DAYS AFTER THE DATE THE LENDER MAKES WRITTEN DEMAND THEREFOR. IF THE LENDER RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH THE LENDER HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF THE LENDER, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO THE LENDER IN THE EVENT THE LENDER IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

          (d)  LENDER REPRESENTATIONS.

               (i) Lender represents that it is either (1) a corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. If Lender is not a corporation organized under the laws of the United States of America or any state thereof, it agrees to provide to the Borrower on the Closing Date, or on the date of its delivery of the assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM 4224 CERTIFICATION") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM 1001 CERTIFICATION"). In addition, the Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Borrower a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Lender also agrees to deliver to the Borrower such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, PROVIDED that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If the Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.04(d), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower of such fact. If Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower has received a Form 1001 Certification or Form 4224 Certification satisfactory to it indicating that all payments to be made to the Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Borrower as a result of its reliance on any such form or certificate which Lender has provided to it pursuant to this Section 4.04(d).

               (ii) For any period with respect to which Lender has failed to provide the Borrower with the form required pursuant to Section 4.04(d), if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), the Lender shall not be entitled to indemnification under Section 4.04 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; PROVIDED, HOWEVER, that should Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such taxes.

               (iii) If the Lender claims any additional amounts payable pursuant to this Section 4.04(d), it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in its sole determination, be otherwise disadvantageous to the Lender.

          Section 4.05 DISPOSITION OF PROCEEDS. The Security Instruments contain an assignment by the Borrower unto and in favor of the Lender of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lender agrees that it will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lender, but the Lender will instead permit such proceeds to be paid to the Borrower and used by Borrower in conducting its business.


                                    ARTICLE V

                                CAPITAL ADEQUACY

          Section 5.01  ADDITIONAL COSTS.

          (a) EURODOLLAR REGULATIONS, ETC. The Borrower shall pay directly to Lender from time to time such amounts as the Lender may determine to be necessary to compensate the Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue any Letters of Credit hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of the Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction of the Principal Office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the

     Lender, or the Commitment or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities) or the Commitment.
     The Lender will notify the Borrower of any event occurring after the Closing Date which will entitle the Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Lender, be disadvantageous to it, provided that it shall have no obligation to so designate an Applicable Lending Office located in the United States. If the Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (b) REGULATORY CHANGE. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting the Lender, the Eurodollar interbank market or the Lender's position in such market, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such amounts as the Lender may reasonably determine to be necessary to compensate it or its parent or holding company for any costs which it determines are attributable to the maintenance by it or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of the Commitment, the Note, the Loans or any interest held by it in any Letter of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which the Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement). The Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

          (d) COMPENSATION PROCEDURE. If Lender notifies the Borrower of the incurrence of additional costs under this Section 5.01, such notice to the Borrower shall set forth the basis and amount of its request for compensation. Determinations and allocations by the Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to
     Section 5.01(a) or (b), or of the effect of capital maintained pursuant to
     Section 5.01(a), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate the Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis and in good faith. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

          Section 5.02 LIMITATION ON LIBOR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

          (i) the Lender determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in
     Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (ii) the Lender determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of "LIBOR" in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lender of making or maintaining LIBOR Loans;

then the Lender shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional LIBOR Loans.

          Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make LIBOR Loans shall be suspended until such time as the Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

          Section 5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND
5.03. If the obligation of the Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by the Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and the Lender so requests by notice to the Borrower, all Affected Loans then outstanding shall be automatically converted into Base Rate Loans on the date specified by the Lender in such notice) and, to the extent that Affected
Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to the Affected Loans shall be applied instead to Base Rate Loans.

          Section 5.05 COMPENSATION. The Borrower shall pay to the Lender within thirty (30) days of receipt of written request of Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which the Lender determines are attributable to:

          (i) any payment, prepayment or conversion of a LIBOR Loan properly made by the Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

          (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to
     Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Lender).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          Section 6.01  INITIAL FUNDING.

          The obligation of the Lender to make the Initial Funding is subject to its receipt by the Lender of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Lender of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Lender in form and substance:

          (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and
     (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

          (b) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Guarantor, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from such Guarantor to the contrary.

          (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Guarantors.

          (d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

          (e)  The Note, duly completed and executed.

          (f) The Security Instruments described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

          (g) An opinion of Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., special counsel to the Borrower, substantially in the form of Exhibit D hereto.

          (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19 hereof.

          (i) Title information as the Lender may require from attorneys satisfactory to the Lender setting forth the status of title to at least eighty percent (80%) of the value of the Oil and Gas Properties included in the Initial Reserve Report.

          (j) List of purchasers of Hydrocarbons produced from the Borrower's Mortgaged Properties.

          (l) Such other documents as the Lender or special counsel to the Lender may reasonably request.

          Section 6.02 INITIAL AND SUBSEQUENT LOANS. The obligation of the Lender to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Lender may expressly consent in writing to the contrary. Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of and immediately following such borrowing as of the date thereof).

          Section 6.03 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

          (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Lender shall have received a written request for a Letter of Credit.

          (b)  Each of the Letters of Credit shall (i) be issued by the Lender,
     (ii) contain such terms and provisions as are reasonably required by the Lender, (iii) be for the account of the Borrower or a Subsidiary, and
     (iv) expire not later than the earlier of one (1) year from the date of issuance, renewal, extension or reissuance or two (2) days before the Termination Date.

          (c) The Borrower shall have duly and validly executed and delivered to the Lender a Letter of Credit Agreement pertaining to the Letter of Credit.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

          Section 7.01  CORPORATE EXISTENCE.  Each of the Borrower and each
Subsidiary: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1995 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young L.L.P. heretofore furnished to the Lender and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at June 30, 1996 and their related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the three-month period ended on such date heretofore furnished to the Lender, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the three-month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in
Schedule 7.02. Since December 31, 1995, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

          Section 7.03  LITIGATION.  Except as disclosed to the Lender in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles) and which would have a Material Adverse Effect.

          Section 7.04 NO BREACH. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

          Section 7.05 AUTHORITY. The Borrower and each Subsidiary have all necessary corporate power and authority to execute, deliver and perform their obligations under the Loan Documents to which they are respectively a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which they are respectively a party, have been duly authorized by all necessary corporate action on their part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

          Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

          Section 7.07 USE OF LOANS. The proceeds of the Initial Loan shall be used to refinance the Existing Indebtedness and the proceeds of subsequent Loans shall be used (i) to acquire and develop proved oil and gas reserves, (ii) the Summit Acquisition and (iii) for working capital. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

          Section 7.08  ERISA.

          (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

          (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

          (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

          (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

          Section 7.09 TAXES. Except as set out in Schedule 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

          Section 7.10  TITLES, ETC.

          (a) Except as set out in Schedule 7.10, the Borrower and its Subsidiaries have good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

          (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

          (c) The rights, properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

          (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

          Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Lender by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Lender by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

          Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 7.14 SUBSIDIARIES. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries.

          Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.14.

          Section 7.16 DEFAULTS. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

          Section 7.17  ENVIRONMENTAL MATTERS.  Except (i) as provided in
Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

          (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

          (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

          (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the

     Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have, during the time period owned by the Borrower, been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

          (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

          (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

          Section 7.18 COMPLIANCE WITH THE LAW. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

          Section 7.19 INSURANCE. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

          Section 7.20 GAS IMBALANCES. As of the Closing Date, except as set forth on Schedule 7.20 or on the most recent certificate delivered pursuant to
Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 1,000,000 cubic feet of gas in the aggregate.

          Section 7.21 HEDGING AGREEMENTS. Schedule 7.21 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.



                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

          Section 8.01 FINANCIAL STATEMENTS. The Borrower shall deliver, or shall cause to be delivered, to the Lender:

          (a) As soon as available and in any event within ninety-five (95) days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Lender which opinion shall state that the audited financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

          (b) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with

     GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

          (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

          (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries and a copy of any response by the Borrower or any Subsidiary or the Board of Directors of the Borrower or any Subsidiary to such letter or report.

          (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

          (f) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lender pursuant to any other provision of this Section 8.01.

          (g) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Lender may reasonably request.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13 or 9.14 as of the end of the respective fiscal quarter or fiscal year.

          Section 8.02 LITIGATION. The Borrower shall promptly give to the Lender notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Lender of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $100,000.

          Section 8.03  MAINTENANCE, ETC.

          (a) The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

          (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Lender a certificate of insurance coverage from the insurer in form and substance satisfactory to the Lender and, if requested, will furnish the Lender copies of the applicable policies.

          (c) The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

          (d) The Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.15 hereof.

          Section 8.04  ENVIRONMENTAL MATTERS.

          (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

          (b) The Borrower will promptly notify the Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

          (c) The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Lender (or as otherwise required to be obtained by the Lender by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

          Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Lender upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

          Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Note according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations provided to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

          Section 8.07  ENGINEERING REPORTS.

          (a) Not less than thirty (30) days prior to each Scheduled Redetermination Date, commencing with the Scheduled Redetermination Date to occur on March 15, 1997, the Borrower shall furnish to the Lender a Reserve Report. The February 15 Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Lender and the August 15 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding February 15 Reserve Report.

          (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Lender a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Lender, the Borrower shall provide such Reserve Report with an "as of" date as required by the Lender as soon as possible, but in any event no later than 30 days following the receipt of the request by the Lender.

          (c) With the delivery of each Reserve Report, the Borrower shall provide to the Lender, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Lender, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties, (vii) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (viii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change.

          (d) As soon as available after the end of each fiscal quarter of each fiscal year of the Borrower, the Borrower shall provide to the Lender any changes in the list of purchasers provided to the Lender pursuant to
     Section 6.01(j).

          Section 8.08  TITLE INFORMATION.

          (a) On or before the delivery to the Lender of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance acceptable to the Lender covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Lender shall have received together with title information previously delivered to the Lender, satisfactory title information on at least eighty percent (80%) of the value of the Oil and Gas Properties evaluated by such Reserve Report.

          (b) The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 90 days after a request by the Lender to cure such defects or exceptions.

          (c) If the Borrower is unable to cure any title defect requested by the Lender to be cured within the 90 day period or the Borrower does not comply with the requirements to provide acceptable title information covering eighty percent (80%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default or an Event of Default, but instead the Lender shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Lender. To the extent that the Lender is not satisfied with title to any Mortgaged Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Property shall not count towards the eighty percent (80%) requirement, and the Lender may send a notice to the Borrower and the Lender that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Lender to cause the Borrower to be in compliance with the requirement to provide acceptable title information on eighty percent (80%) of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

          Section 8.09  ADDITIONAL COLLATERAL.

          (a) Should the Borrower acquire any additional Oil and Gas Properties, the Borrower will grant to the Lender as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Lender in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          (b) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) above, the Borrower will provide to the Lender title information in form and substance satisfactory to the Lender in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

          Section 8.10 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Lender (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

          Section 8.11 MANAGEMENT. Deas H. Warley, III shall remain as Chairman of the Board of Directors and Chief Executive Officer of the Borrower.

          Section 8.12 NOTICE TO PURCHASERS OF HYDROCARBONS. The Borrower will, upon the request of the Lender, join with the Lender in notifying the purchaser or purchasers of Hydrocarbons produced from the Borrower's Mortgaged Properties of the existence of the Security Instruments and the provisions of
Section 4.05 of this Agreement, such notification to be in the form of the letter-in-lieu attached hereto as Exhibit F.

          Section 8.13 SUMMIT ACQUISITION. Prior to January 31, 1997, the Borrower will acquire the remaining outstanding stock of Summit (the "SUMMIT ACQUISTION").



                                   ARTICLE IX

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Lender:

          Section 9.01 DEBT. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

          (a) the Note or other Indebtedness or any guaranty of or suretyship arrangement for the Note or other Indebtedness;

          (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

          (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

          (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $100,000;

          (e) Debt of the Borrower and its Subsidiaries under Hedging Agreements with the Lender or otherwise approved by the Lender not to exceed 80% of projected proved developed producing volumes for commodities and not to exceed the notional amount of the debt for interest rates; and

          (f) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

          (g)  other Debt not to exceed $200,000 in the aggregate at any time.

          Section 9.02 LIENS. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a)  Liens securing the payment of any Indebtedness;

          (b)  Excepted Liens;

          (c) Liens securing leases allowed under Section 9.01(d) but only on the Property under lease;

          (d)  Liens disclosed on Schedule 9.02; and

          (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(f).

          Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

          (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lender in Schedule 9.03;

          (b)  accounts receivable arising in the ordinary course of business;

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, the Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of the Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

          (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

          (g) other investments, loans or advances not to exceed $50,000 in the aggregate at any time;

          (h) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto;

          (i) an investment in 29,101 shares of stock of Enex Resources Corporation; and

          (j)  1,956,552 shares of common stock of Summit.

          Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that the Borrower may (i) declare and deliver stock dividends and (ii) if no Default or Event of Default shall have occurred and be continuing, purchase shares of its stock by the payment of cash in an amount not to exceed (A) $20,000 during any calendar quarter and (B) $200,000 in the aggregate.

          Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

          Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

          Section 9.07 LIMITATION ON LEASES. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $150,000 in any period of twelve consecutive calendar months during the life of such leases.

          Section 9.08 MERGERS, ETC. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that (i) any Subsidiary may merge into, consolidate with or transfer any of its Property to the Borrower and (ii) any Subsidiary may merge with Summit provided that immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default or an Event of Default hereunder and Summit shall be the surviving corporation.

          Section 9.09 PROCEEDS OF NOTE. The Borrower will not permit the proceeds of the Note to be used for any purpose other than those permitted by
Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

          Section 9.10  ERISA COMPLIANCE.  The Borrower will not at any time:

          (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

          (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

          (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
     Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

          (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

          (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

          Section 9.11 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

          Section 9.12 CURRENT RATIO. The Borrower will not permit its ratio of (i) consolidated current assets to (ii) consolidated current liabilities (excluding current maturities of the Note) to be less than 1.0 to 1.0 at any time. For purposes of this Section 9.12, "CONSOLIDATED CURRENT ASSETS" shall mean assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries and "CONSOLIDATED CURRENT LIABILITIES" shall mean liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

          Section 9.13 TANGIBLE NET WORTH. The Borrower will not permit its Tangible Net Worth to be less than $5,000,000 at any time.

          Section 9.14 CASH FLOW COVERAGE. The Borrower will not permit its Cash Flow Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly at the end of each fiscal quarter) to be greater than 5.0 to 1.00 for any fiscal quarter. For the purposes of this Section 9.14, "CASH FLOW COVERAGE RATIO" shall mean the ratio of (i) consolidated liabilities excluding current trade payables and deferred taxes to (ii) annualized Consolidated Net Income for each fiscal quarter as determined in accordance with GAAP, plus non-cash charges and dry hole expense, less non-cash revenues.

          Section 9.15 SALE OF OIL AND GAS PROPERTIES. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts; (iii) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use and (iv) sales in the ordinary course of business and between Scheduled Redetermination Dates of Oil and Gas Properties which shall not exceed $250,000 in the aggregate.

          Section 9.16 ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

          Section 9.17 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

          Section 9.18 SUBSIDIARIES. The Borrower shall not create any additional Subsidiaries. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary except to the Borrower or any Guarantor and except in compliance with Section 9.03.

          Section 9.19 NEGATIVE PLEDGE AGREEMENTS. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

          Section 9.20 GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Guarantor which would require the Borrower or any Guarantor to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed 1,000,000 cubic feet of gas in the aggregate on a net basis for the Borrower and the Guarantors.

          Section 9.21 ACCOUNTS. Neither the Borrower nor any Subsidiary will maintain a checking, savings or deposit account with any financial institution, except (i) those accounts maintained with the Lender and (ii) any accounts with an aggregate balance of $100,000 or less.


                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

          Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

          (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, of any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal or interest, shall continue unremedied for a period of three
     (3) Business Days; or

          (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $200,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

          (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to the Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Lender or (ii) the Borrower otherwise becoming aware of such default; or

          (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
     (ii) make a general assignment for the benefit of its creditors,
     (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

          (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

          (j) any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Lender under any Letter of Credit or extending the Lender's liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Lender; or

          (k) the Borrower discontinues its usual business or suffers to exist any material change in its ownership, control or management; or

          (l) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on such Guarantor or if such Guarantor shall so state in writing; or

          (m) any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof.

          Section 10.02  REMEDIES.

          (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (l) of (m) to the extent it relates to clauses (e), (f) or (g), the Lender shall, by notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (l) or (m) to the extent it relates to clauses (e), (f) or (g), the Commitment shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (c) All proceeds received after maturity of the Note, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Note; third to fees; fourth to principal outstanding on the Note and other Indebtedness; fifth to serve as cash collateral to be held by the Lender to secure the LC Exposure; and, to the extent of any excess, to the Borrower or as otherwise required by any Governmental Requirement.


                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01 WAIVER. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          Section 11.02 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents, except that for notices and other communications to the Lender other than payment of money, the Borrower need only send such notices and communications to the Lender care of the Houston address of First Union Corporation; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

          Section 11.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Borrower agrees:

          (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Lender and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Lender); and promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

          (b) TO INDEMNIFY THE LENDER AND ITS AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS,
     (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS OF THE LENDER'S SHAREHOLDERS AGAINST THE LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

          (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR

     PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 11.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

          (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 11.03.

          (e) In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

          (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          (g) The Borrower's obligations under this Section 11.03 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.

          (h) The Borrower shall pay any amounts due under this Section 11.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

          Section 11.04 AMENDMENTS, ETC. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Lender's prior written consent.

          Section 11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 11.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Borrower may not assign its rights or obligations hereunder or under the Note or any Letters of Credit without the prior consent of the Lender.

          (b) The Lender may, upon the written consent of the Borrower (which consent shall not be unreasonably withheld) assign to one or more assignees all or a portion of its rights and obligations under this Agreement. Any assignment will become effective upon the execution and delivery of the assignment to the Borrower. Upon receipt and acceptance of such executed assignment, the Borrower, will, at its own expense, execute and deliver a new Note to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 11.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.04, 5.01, 5.05 and 11.03 shall not be affected).

          (c) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this Section 11.06(c) to any Person, PROVIDED that: (i) the Lender shall remain the "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitment or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitment or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under
     Article V on the same basis as if it were a Lender and be indemnified under
     Section 11.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 11.15.

          (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 11.15 hereof.

          (e) Notwithstanding anything in this Section 11.06 to the contrary, the Lender may assign and pledge the Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the Lender from its obligations hereunder.

          (f) Notwithstanding any other provisions of this Section 11.06, no transfer or assignment of the interests or obligations of the Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

          Section 11.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any of the other Loan Documents.

          Section 11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 11.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

          Section 11.10 SURVIVAL. The obligations of the parties under Section 4.04, Article V, and Sections 11.03 and 11.15 shall survive the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender's Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

          Section 11.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 11.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section 11.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (A) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS THE LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE THE LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (C) EACH OF THE BORROWER AND THE LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.13.

          Section 11.14 INTEREST. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Loan Documents or any agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender any of the Loan Documents or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 11.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section
11.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, the Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

          Section 11.15  CONFIDENTIALITY.   In the event that the Borrower
provides to the Lender written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Lender shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Lender breaching its obligation of confidence to the Borrower, (iii) are previously known by the Lender from some source other than the Borrower, (iv) are hereafter developed by the Lender without using the Borrower's information,
(v) are hereafter obtained by or available to the Lender from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Lender, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Lender may disclose any such information to any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Lender shall receive a confidentiality agreement from the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Lender arising by contract, agreement, statute or law except as expressly stated in this Section 11.15.

          Section 11.16 EFFECTIVENESS. This Agreement shall be effective on the Closing Date (the "EFFECTIVE DATE").

          Section 11.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."






                          [SIGNATURES BEGIN NEXT PAGE]

          The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                     MIDLAND RESOURCES, INC.


                                   By:
                                      -------------------------------
                                   Name:     Deas H. Warley III
                                   Title:    President

                                   Address for Notices:

                                   16701 Greenspoint Park Drive, Suite 200
                                   Houston, Texas  77060

                                   Telecopier No.:     (713) 873-5058
                                   Telephone No.:      (713) 873-4828
                                   Attention:          Alan Barth

LENDER:                            FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA



                                   By:
                                      --------------------------------
                                   Name:     Michael J. Kolosowsky
                                   Title:    Vice President


                                   Lending Office for Base Rate Loans
                                   LIBOR Loans:

                                   First Union National Bank of North Carolina
                                   301 South College Street, TW-10
                                   Charlotte, North Carolina  28288-0608

                                   Telecopier No.:     (704) 383-0288
                                   Telephone No.:      (704) 383-0281

                                   Address for Notices:

                                   First Union Corporation of North Carolina
                                   First City Tower, Suite 2255
                                   1001 Fannin
                                   Houston, Texas  77002

                                   Telecopier No.:     (713) 650-6354
                                   Telephone No.:      (713) 650-0452
                                   Attention:          Jay M. Chernosky

                                  SCHEDULE 7.02

                                   LIABILITIES


None, except for the Interest Rate Swap Transaction between Borrower and Lender set forth in Schedule 7.21.

















                                   Sched 7.02

                                  SCHEDULE 7.03

                                   LITIGATION


All legal proceedings are as described in Item 3 of Borrower's Form 10-KSB for the year ended December 31, 1995.














                                   Sched 7.03

                                  SCHEDULE 7.09

                                      TAXES


None.













                                   Sched 7.09

                                  SCHEDULE 7.10

                                  TITLES, ETC.


None.












                                   Sched 7.10

                                  SCHEDULE 7.14

                      LIST OF SUBSIDIARIES AND PARTNERSHIPS


Midland Resources Operating Company, Inc.
MRI Acquisition Corp.



















                                   Sched 7.14

                                  SCHEDULE 7.17

                              ENVIRONMENTAL MATTERS


None.















                                   Sched 7.17

                                  SCHEDULE 7.19

                                    INSURANCE


As set forth in the attached certificates of insurance.

















                                   Sched 7.19

                                  SCHEDULE 7.20

                                 GAS IMBALANCES


None.












                                   Sched 7.20

                                  SCHEDULE 7.21

                               HEDGING AGREEMENTS


Interest Rate Swap Transaction between Borrower and Lender as set forth in the attached.














                                   Sched 7.21

                                  SCHEDULE 9.01

                                      DEBT


None, except for the Interest Rate Swap Transaction between Borrower and Lender set forth in Schedule 7.21.
















                                   Sched 9.01

                                  SCHEDULE 9.02

                                      LIENS


Liens.

















                                   Sched 9.02

                                  SCHEDULE 9.03

                          INVESTMENTS, LOANS & ADVANCES


None.

















                                   Sched 9.03

                                    EXHIBIT A

                                  FORM OF NOTE

$_________________________                            ___________________, 199__


     FOR VALUE RECEIVED, MIDLAND RESOURCES, INC., a ____________ corporation (the "BORROWER") hereby promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "LENDER"), at its Principal Office at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

     This Note is the Note referred to in the Credit Agreement dated as of October 31, 1996 between the Borrower and the Lender and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                              MIDLAND RESOURCES, INC.


                              By:
                                 -------------------------------------
                              Name:
                              Title:

                                    EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST


                          _____________________, 199__

     MIDLAND RESOURCES, INC., a ___________ corporation (the "BORROWER"), pursuant to the Credit Agreement dated as of October 31, 1996 (together with all amendments or supplements thereto, the "CREDIT AGREEMENT") between the Borrower and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, (the "LENDER") hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

/ /  1.   Loans:

     (a)  Aggregate amount of new Loans to be $______________________;

     (b)  Requested funding date is _________________, 199__;

     (c)  $_____________________ of such borrowings are to be LIBOR Loans;

          $_____________________ of such borrowings are to be Base Rate Loans;
          and

     (d)  Length of Interest Period for LIBOR Loans is:

          _________________________.

/ /  2.   LIBOR Loan Continuation for LIBOR Loans maturing on
          _____________________:

     (a) Aggregate amount to be continued as LIBOR Loans is $____________________;

     (b) Aggregate amount to be converted to Base Rate Loans is $____________________;

     (c)  Length of Interest Period for continued LIBOR Loans is
          ________________________.

/ /  3.   Conversion of Outstanding Base Rate Loans to LIBOR Loans:

          Convert $__________________ of the outstanding Base Rate Loans to LIBOR Loans on ____________________ with an Interest Period of
          ______________________.

/ /  4.   Conversion of outstanding LIBOR Loans to Base Rate Loans:

          Convert $__________________ of the outstanding LIBOR Loans with Interest Period maturing on ______________________, 199_, to Base Rate Loans.

     The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                              MIDLAND RESOURCES, INC.



                              By:
                                 ------------------------------------
                              Name:
                              Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


     The undersigned hereby certifies that he is the ________________ of MIDLAND RESOURCES, INC., a ____________ corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of October 31, 1996, together with all amendments or supplements thereto being the "AGREEMENT") between the Borrower and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "LENDER"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Lender has expressly consented in writing to the contrary.

          (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

          (c) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

          (d) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

          (e) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Sections 9.___, 9.___ and 9.___ as of the end of the [fiscal quarter][fiscal year] ending_____________________.

     EXECUTED AND DELIVERED this ____ day of ______________.

                              MIDLAND RESOURCES, INC.



                              By:
                                 -------------------------------------
                              Name:
                              Title:

                                    EXHIBIT E

                          LIST OF SECURITY INSTRUMENTS

1. Mortgage, Security Agreement, Assignment of Production and Financing Statement dated June 26, 1991 from the Borrower in favor of First City, Texas-Midland, N.A. with respect to its oil and gas properties located in Illinois and as assigned to the Lender on October 14, 1993.

2. Mortgage, Security Agreement, Assignment of Production and Financing Statement dated February 28, 1992 from the Borrower in favor of First City, Texas-Midland, N.A. with respect to its oil and gas properties located in Illinois and as assigned to the Lender on October 14, 1993.

3. Mortgage, Security Agreement, Assignment of Production and Financing Statement dated October 14, 1993 from the Borrower in favor of the Lender with respect to its oil and gas properties located in Illinois.

4. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated June 26, 1991 from the Borrower in favor of First City, Texas-Midland, N.A. with respect to its oil and gas properties located in Texas and assigned to the Lender on October 14, 1993.

5. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated February 28, 1992 from the Borrower in favor of First City, Texas-Midland, N.A. with respect to its oil and gas properties located in Texas, as amended by Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated March 5, 1993 and assigned to the Lender on October 14, 1993.

6. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated February 28, 1992 from the Borrower in favor of First City, Texas-Midland, N.A. with respect to its oil and gas properties located in Texas, as amended by Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated March 5, 1993 and assigned to the Lender on October 14, 1993.

7. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated February 28, 1992 from Miresco, Inc., now known as Midland Resources Operating Company, Inc. ("MIDLAND OPERATING"), in favor of First City, Texas-Midland, N.A. with respect to its oil and gas properties located in Texas, as amended by Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated March 5, 1993 and assigned to the Lender on October 14, 1993.

8. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated October 14, 1993 from the Borrower in favor of the Lender with respect to its oil and gas properties located in Texas, as amended by First Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated August 11, 1994 and Second Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated December 29, 1994.

9. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated October 14, 1993 from the Borrower in favor of the Lender with respect to its oil and gas properties located in Texas, as amended by First Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated December 29, 1994.

10. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated August 15, 1994 from the Borrower in favor of the Lender with respect to its oil and gas properties located in Texas, as amended by First Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated December 29, 1994.

11. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated September 23, 1994 from the Borrower in favor of the Lender with respect to its oil and gas properties located in Texas, as amended by First Amendment of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated December 29, 1994.

12. Deed of Trust, Security Agreement, Assignment of Production and Financing Statement dated June 1, 1995 from the Borrower in favor of the Lender.

13. Security Agreement dated October 14, 1993 from the Borrower in favor of the Lender, as amended by First Amendment of Security Agreement dated December 29, 1994 .

14. Security Agreement dated August 11, 1994 from the Borrower in favor of the Lender with respect to stock of Midland Operating, as amended by First Amendment of Security Agreement dated December 29, 1994.

15. Security Agreement dated September 23, 1996 from MRI Acquisition Corp. ("MRI") with respect to stock of Summit Petroleum Corporation.

16. Guaranty Agreement dated August 11, 1994 from Midland Operating in favor of the Lender, as amended by First Amendment to Guaranty Agreement dated December 29, 1994.

17.  Guaranty Agreement dated September 23, 1996 from MRI in favor of the
     Lender.

18. Amended, Restated and Consolidated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated October 31, 1996 executed by the Borrower with respect to its oil and gas properties located in Texas.

19.  Financing Statement executed by the Borrower with respect to item 18 above.

20. Second Amendment to Security Agreement dated October 31, 1996 between the Borrower and the Lender.

21. Financing Statement Amendment executed by the Borrower with respect to item 20 above.

22. Second Amendment to Security Agreement dated October 31, 1996 between the Borrower and the Lender with respect to the stock of Midland Operating.

23.  Financing Statement executed by the Borrower with respect to item 22 above.

24. First Amendment to Security Agreement dated October 31, 1996 between MRI and the Lender with respect to the stock of Summit Petroleum Corporation.

25.  Financing Statement executed by MRI with respect to item 25 above.

26. Guaranty Agreement dated October 31, 1996 executed by Midland Operating in favor of the Lender.

27. Guaranty Agreement dated October 31, 1996 executed by MRI in favor of the Lender.

28. Financing Statement Amendments amending previously filed financing statements to reflect Borrower's change of address.